Exhibit 10.9

Spousal Consent Letter

I, Juanjuan Li (ID No.: *********), as the legal spouse of Peifeng Xu (ID No.: *********) hereby declare that:

1.   Peifeng Xu is one of the shareholders of Shanghai Zhixiang Technology Co., Ltd. and holds 30% shares in such Company in his own name.

2.   I have already reviewed the Exclusive Business Cooperation Agreement and Exclusive Asset Subscription Agreement signed by and between Shanghai Zhixiang Technology Co., Ltd. and Zhixiang Technology (Shanghai) Co., Ltd. on July 25, 2017 and the Exclusive Call Option Agreement, Equity Interest Pledge Agreement and Proxy Agreement (hereinafter collectively referred to as “Control Right Agreements”) signed by Peifeng Xu as a party thereof on October 15, 2019.

3.   I have already consulted professionals, fully and accurately understood the provisions of the Control Right Agreements, and known that Zhixiang Technology (Shanghai) Co., Ltd. is entitled to the pledge right and exclusive call option and has obtained the authorization of Peifeng Xu to exercise the shareholder’s rights and dispose the shares of Shanghai Zhixiang Technology Co., Ltd as mutually agreed on his behalf.

4.   I agree to Peifeng Xu signing the Control Right Agreements and hereby fully acknowledge and unconditionally and irrevocably agree that those shares held by my spouse in Shanghai Zhixiang Technology Co., Ltd. and registered under his name should be disposed of in accordance with the Exclusive Call Option Agreement, Proxy Agreement, Equity Interest Pledge Agreement signed by my spouse on October 15, 2019 and according to the arrangements under any letter of authorization, letter of commitment or other documents signed by my spouse as per the aforesaid Control Right Agreements, and such share disposition should not be based on any married couple’s common property right.

5.   I further guarantee that no behavior shall contradict the aforesaid arrangement. If I have already obtained any shares in Shanghai Zhixiang Technology Co., Ltd. for any reason, I will be bound by the Control Right Agreements and perform the shareholder’s obligations thereunder. In addition, upon request of Shanghai Zhixiang Technology Co., Ltd., I will sign a series of agreements of which the form and content are the same as the Control Right Agreements.

Hereby declared.

Signed by:	/s/ Juanjuan Li

October 15, 2019